UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2003

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo California (Address of principal executive offices)		90245 (Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure
SIGNATURES

Item 5. Other Events and Required FD Disclosure

     On November 21, 2003, Big 5 Sporting Goods Corporation (the “Company”) closed the public offering of 5,200,000 shares of its common stock at $18.12 per share. All of the shares were sold by Green Equity Investors, L.P. As a result of the completion of the offering, and without giving effect to the possible exercise of the underwriters’ over-allotment option, Green Equity Investors, L.P.’s beneficial ownership of the Company’s outstanding shares of common stock was reduced from approximately 27.4% to approximately 4.5%. Upon consummation of the offering, the amended and restated stockholders agreement among the Company, Green Equity Investors, L.P., Robert W. Miller and Steven G. Miller, pursuant to which, among other things, Green Equity Investors, L.P. had the right to nominate one director to the Company’s board of directors, terminated in accordance with its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)
Date: November 21, 2003

/s/ CHARLES P. KIRK
Charles P. Kirk